UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 19, 2011

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.07.	Submission of Matters to a Vote of Security Holders

1.
The Company held its regular annual shareholder meeting on May 19, 2011.  Anthony J. Marinello, M.D., Ph.D. and William D. Powers were elected as directors for three-year terms expiring at TrustCo’s 2014 Annual Meeting.  The proposed Equity Incentive Plan and Directors Equity Incentive Plan were approved by shareholders.  Shareholders also approved the Advisory Vote on Compensation of Named Executive Officers and the frequency of the advisory vote at three years.  The appointment of Crowe Horwath LLP as TrustCo’s independent auditors for 2011 was ratified by shareholders.  The table below provides the vote count for each matter voted on.

	For	Withhold		Broker Non-Vote
Anthony J. Marinello, M.D., Ph.D.	52,238,744	2,697,102		11,822,249
William D. Powers	43,393,233	11,542,613		11,822,249

	For	Against	Abstain	Broker Non-Vote
Equity Incentive Plan	49,209,386	4,732,910	993,548	11,822,251
Directors Equity Incentive Plan	48,321,123	5,436,443	1,178,270	11,822,259
Advisory Vote on Compensation of Named Executive Officers	48,684,200	5,168,234	1,083,408	11,822,252

	3 Years	2 Years	1 Year	Abstain
Advisory Vote on the Frequency of an Advisory Vote on the Compensation of Named Executive Officers	33,165,830	2,046,325	16,899,537	2,824,145

	For	Against	Abstain
Ratification of Crowe Horwath	64,431,641	1,065,770	1,260,682

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2011

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer